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                                                                     EXHIBIT 5.1

                                January 12, 2004

Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, California 94089

         RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We are acting as counsel for Finisar Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $150,000,000 aggregate principal amount of 2 1/2% Convertible Subordinated Notes due 2010 (the "Notes"), and the shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company issuable upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

         We are of the opinion that the Notes have been duly authorized by the Company and are in the form contemplated by the Indenture dated as of October 15, 2003, between the Company and U.S. Bank Trust, N.A., as Trustee. The Indenture has been duly authorized, executed and delivered by the Company. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.

                                        Very truly yours,

                                        Gray Cary Ware & Freidenrich LLP

                                        /s/ Gray Cary Ware & Freidenrich LLP